Exhibit 8.1

October 22, 2013

Cardinal Financial Corporation

8270 Greensboro Drive, Suite 500

McLean, Virginia  22102

United Financial Banking Companies, Inc.

133 Maple Avenue East

Vienna, Virginia  22180

Ladies and Gentlemen:

We have acted as counsel to Cardinal Financial Corporation, a Virginia corporation (the “Company”), in connection with the proposed merger (the “Merger”) of United Financial Banking Companies, Inc., a Virginia corporation (“United Financial”), with and into the Company, pursuant to the Agreement and Plan of Reorganization, dated as of September 9, 2013, between the Company and United Financial, and a related Plan of Merger (the “Merger Agreement”).  At your request, and in connection with the filing by the Company of a Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”), including the proxy statement/prospectus contained therein, with the Securities and Exchange Commission (the “Commission”), we are rendering our opinion concerning certain United States federal income tax consequences of the Merger.  Any capitalized term used and not defined herein has the meaning given to it in the Merger Agreement.

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement and  (iii) such corporate records, agreements, documents and other instruments as we have deemed necessary or appropriate to enable us to render the opinion set forth below.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.  We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In providing our opinion, we have assumed, with your permission, that:  (i) the Merger will be consummated in accordance with the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party); (ii) the statements concerning the Merger and the parties thereto set forth in the Merger Agreement and the Registration Statement are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time; (iii) the parties have complied with and, if applicable, will

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continue to comply with, the covenants contained in the Merger Agreement; (iv) the statements and representations of fact (which statements and representations of fact we have neither investigated nor verified) contained, respectively, in certificates of the officers of the Company and United Financial dated as of the date hereof and delivered to us for the purpose of this opinion  (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to the Effective Time; (v) any statements and representations made in the Officer’s Certificates “to the knowledge of,” or similarly qualified, are and will be true, complete and correct without such qualification; and (vi) United Financial and the Company will treat the transaction for United States federal income tax purposes in a manner consistent with the opinion set forth below.  If any of the above-described assumptions are untrue for any reason, or if the Merger is consummated in a manner that is different from the manner in which it is described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we hereby confirm to the Company and United Financial that, subject to the qualifications and limitations contained herein and therein, (i) it is our opinion that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the “Code”), and (ii) the discussion in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences” constitutes our opinion as to the material U.S. federal income tax consequences of the Merger to holders of United Financial common stock.

We express no opinion on any issue relating to the tax consequences of the transaction contemplated by the Registration Statement other than the opinion set forth above.  Our opinion is based on current provisions of the Code and Treasury Regulations promulgated pursuant thereto, each as amended from time to time and existing on the date hereof, as well as existing judicial and administrative interpretations thereof, any of which may be changed at any time, possibly with retroactive effect.  Any change in applicable laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein.  We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent.  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ LeClairRyan, A Professional Corporation